APPENDIX IV-25

LIST OF FUNDS

SERVICES & FEES

This Appendix IV-25 is part of the Fund Services Agreement between Northern Lights Fund Trust II and Gemini Fund Services, LLC.  Set forth below are the Services elected by the Fund(s) identified on this Appendix IV-25 along with the associated Fees.

EFFECTIVE DATE

The Effective Date for the Fund(s) set forth on this Appendix IV-25 shall be upon commencement of operations.

COVERED FUNDS

The Fund(s) to be covered under this Agreement include:

Fund Name	Board Approval Date
Longboard Long/Short Fund	July 29, 2014

SELECTED SERVICES and FEES

The Fund(s) shall pay to GFS the following fees:  (all basis point fees will be calculated based upon the average net assets of the Fund Family for the previous month.)  For purposes hereof, “Fund Family” shall include all funds advised by Longboard Asset Management, LLC.

Fund Accounting

 Base annual fee (per Fund):

$27,000.00 minimum*

     -PLUS-

2 basis points (0.02%) on assets $25 million to $100 million

1 basis point (0.01%) on assets greater than $100 million

*The Base annual fee shall be reduced to $20,000.00 for the initial twelve (12) months following the Effective Date, and annually thereafter provided the Fund continues to utilize Gemini Hedge Fund Services, LLC for portfolio valuation services. Otherwise, the base annual fee will be $27,000.00..

**Funds with multiple share classes will be assessed an additional $6,000.00 annual fee for each share class above one. Bond funds will be assessed an additional $6,000.00 annual fee.  Fund Accounting Fees for global funds, defined as funds processing more than 25% in non-domestic assets, will be charged at 150% of the above rates (base fee as well as basis point fee).

Price Quotes.  The charge for equity and bond price quotes per security, per day will be as follows:

$.15 Domestic and Canadian Equities
$.15 Options
$.50 Corp/Gov/Agency Bonds
$.50 International Equities and Bonds
$.80 Municipal Bonds
$1.00 CMO’s
$62.50 per CDX or Equivalent (monthly fee)
$62.50 per Single Name Credit Default Swap (monthly fee)

2.

Additional Charges.

a.

Out-of-pocket expenses.  The Fund(s) shall reimburse GFS for all out-of-pocket expenses incurred by GFS to provide the Services to the Fund(s).

b.

Manual processing fee.  The Fund(s) shall pay an additional charge of $500.00 per month for portfolios that transmit daily trades via facsimile as opposed to utilizing an electronic format.

c.

SSAE 16 expense.  Each Fund shall pay its allocated portion of the GFS annual SSAE 16 review.

d.

Fund Accounting Data De-Conversion fee.  Each Fund shall pay a Fund Accounting record data de-conversion fee in the amount of $2,500.00 upon a cancellation or termination of this Agreement for any reason other than liquidation of the Fund.

3.

Additional Charges.

a.

Out-of-pocket expenses.  The Fund(s) shall reimburse GFS for all out-of-pocket expenses incurred by GFS to provide the Services to the Fund(s).

b.

FIN 48 Compliance fee.  Each Fund shall pay GFS $250.00 per calendar quarter for FIN 48 Compliance.

Fund Administration Fees

1.

Base annual fee (per Fund):

the greater of $25,000.00

OR

10 basis points (0.10%) on assets up to $100 million

8 basis points (0.08%) on assets $100 million to $250 million

6 basis points (0.06%) on assets greater than $250 million

2.

State Registration (Blue Sky) Fees:

Each Fund shall pay its allocated federal and state regulatory filing fees.  In addition, each Fund shall pay GFS the following fees per state registration:

Initial registration	$ 295.00
Registration renewal	$ 150.00
Sales reports (if required)	$ 25.00

3.

Additional Charges.

a.

Out-of-pocket expenses.  The Fund(s) shall reimburse GFS for all out-of-pocket expenses incurred by GFS to provide the Services to the Fund(s).

b.

FIN 48 Compliance fee.  Each Fund shall pay GFS $250.00 per calendar quarter for FIN 48 Compliance.

c.

Fund Administration Data De-Conversion fee.  Each Fund shall pay a Fund Administration record data de-conversion fee in the amount of $2,500.00 upon a cancellation or termination of this Agreement for any reason other than liquidation of the Fund.

Transfer Agency Fees

1.

Base annual fee:

$16.00 annual fee per open account

($2.00 annual fee per closed account)

The base annual fee is subject to a $10,000.00 minimum annual fee per Fund share class.

2.

General Activity Charges:

Customer Service Calls	$2.50 per call
Manual Transactions	$1.00 per transaction
New Account Opening (manual)	$2.50 per account
New Account Opening (electronic)	$0.40 per account
Incoming IRA Transfer from prior custodian	$25.00 per transfer
IRA Transfer to successor custodian	$25.00 per transfer
Refund of Excess Contribution	$15.00 per refund
Distribution to IRA Participant	$15.00 per distribution

 Check this box to elect 24 Hour Automated Voice Response

24 Hour Automated Voice Response Charges:
Initial set-up (one-time) charge	$1,500.00 per Fund Family
Monthly charge	$50.00 per Fund

3.

Web Package Fees:

 Check this box for Shareholder Desktop Web Package (described below)

$4,000.00 initial installation charge

$2,000.00 annual maintenance (invoiced annually in advance)

 Check this box for Shareholder Desktop Online New Accounts (described below)

$2,500.00 initial installation charge

$2.50 per new account fee

 Check this box for Fund Data Web Package (described below)

$3,000.00 initial installation charge

$1,500.00 annual maintenance (invoiced annually in advance)

4.

Additional Charges:

a.

Transfer Agency De-Conversion fee.  Each Fund shall pay a Transfer Agency record data de-conversion fee in the amount of $15,000.00 upon a cancellation or termination of this Agreement for any reason other than liquidation of the Fund.

b.

Rule 22c-2 compliance fee.  The Funds shall pay a $100.00 monthly administration fee for Rule 22c-2 compliance per Fund Family, plus an additional monthly fee of $25.00 per Fund.

Special Reports/Programming Fees

All special reports analyses and/or programming requested by a Fund or the Trust under this Agreement shall be subject to an additional programming charge, agreed upon in advance, based upon the following rates:

GFS Senior & MIS Staff	$200.00 per hour
GFS Junior Staff	$100.00 per hour

Out-of-pocket Expenses

The Trust shall reimburse GFS for all out-of-pocket expenses incurred by GFS when performing Services under this Agreement, including but not limited to the following:

o Anti-ID Theft Monitoring	o Pro rata portion of annual SSAE 16 review
o Bank Account and other Bank Fees	o Proxy Services
o Customer Identification/AML Program Costs	o Record Storage
o Fund Stationery and Supplies	o Regulatory fees and assessments
o Locating Lost Shareholders/Escheatment Costs	o State and Federal filing fees and assessments
o NSCC Charges	o Tax Reporting
o Postage	o Telephone and Toll Free Lines
o Pre and Post Sale Fulfillment	o Travel Requested by the Trust
o Printing Fund Documents

Signature Page Follows

IN WITNESS WHEREOF, the parties hereto have executed this Appendix IV-25 to the Fund Services Agreement effective as of January 20, 2015.

NORTHERN LIGHTS FUND TRUST II

GEMINI FUND SERVICES, LLC

By:

/s/ Kevin Wolf

                                         By:  /s/ Andrew Rogers

Kevin Wolf

            Andrew Rogers

           President

            Chief Executive Officer

The undersigned investment adviser (the “Adviser”) hereby acknowledges and agrees to the terms of this Agreement and further acknowledges and agrees that:

(1) GFS expends substantial time and money, on an ongoing basis, to recruit and train its employees; (2) GFS's business is highly competitive and is marketed throughout the United States, and (3) if the Adviser were to hire any GFS employees who are involved in the procurement of the Services under this Agreement then GFS may suffer lost sales and other opportunities and would incur substantial time and money in hiring and training replacement(s) for those employees.  Accordingly, the Adviser agrees that it, including its respective affiliates and subsidiaries, shall not solicit, attempt to induce or otherwise hire an employee of GFS for so long as this Agreement is in effect and for a period of two (2) years after termination of this Agreement, unless expressly agreed upon in writing by both parties.  In the event that this provision is breached by the Adviser, the Adviser agrees to pay damages to GFS in the amount of two times the current annual salary of such employee or former employee.  For purposes of this provision, “hire” means to employ as an employee or to engage as an independent contractor, whether on a full-time, part-time or temporary basis.

Longboard Asset Management, LLC

2355 East Camelback Road, Suite 750

Phoenix, AZ 85016

By: /s/ Curtis Christensen

Name: Curtis Christensen

Title:      Senior Managing Director - CCO

SHAREHOLDER DESKTOP WEB PACKAGE

Proprietary Secure Web-Based Direct Interface With Transfer Agent Data

Supports Five Levels of Access

•

Fund Administrator

•

Broker/Dealer

•

Broker/Dealer Branch

•

Registered Representative

•

Shareholder

Customizable Look And Feel (Logo And Color Scheme)

Account Inquiry

•

Portfolio Summary

•

Account Position

•

Transaction History

•

General Account Information

Online Transactions (Must have this reflected in the prospectus to offer this functionality)

•

Exchanges

•

Purchases

•

Redemptions

•

Prospectus and SAI Access

Account Maintenance

•

Change of Shareholder Information

o

Address

o

Phone Number

o

Email Address

Online Statement Access

•

Quarterly Statements and Confirms

•

Electronic Delivery (Should have this reflected in the prospectus and application to offer this functionality)

o

Statements

o

Confirms

o

Regulatory Mailings

SHAREHOLDER DESKTOP ONLINE NEW ACCOUNTS

•

Allows clients the ability to set up a new account online if they provide valid ACH information and agree to all disclaimers and agreements on site.

•

E-Signature capability

FUND DATA WEB PACKAGE

Performance Web Page

•

Comprehensive performance report hosted by GFS

o

Fund performance updated nightly

o

Up to 20 indexes available

o

Data provided in simple format to be encapsulated into Fund’s own website to provide a custom look and feel

o

Growth of $10,000 graph available

Holdings web page

•

Fund holding updated periodically to meet fund disclosure rules hosted by GFS

o

Fund holding updated periodically to meet fund disclosure rules

o

Top ten report available

o

Data provided in simple format to be encapsulated into Fund’s own website to provide a custom look and feel

Historical NAV web page

•

Provides historical NAV information for a specified period of time and for a specified fund

o

Data provided in simple format to be encapsulated into Fund’s own website to provide a custom look and feel

Fulfillment web page

•

Provides an online request form for shareholders who wish to request a hard copy of the fulfillment material mailed to them

o

Request is automatically routed online to the Shareholder Services Team at GFS for processing

o

Reporting of Fulfillment requests made online or via phone available via GFS Reporting Services Tool.

GFS reporting utilizes the next generation secure web-based report delivery vehicle which allows for direct request or subscription based delivery reports available in multiple formats (PDF, Excel, XML, CSV)